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CLIFFORD                                                            EXHIBIT 4.65
CHANCE
                                                                  CONFORMED COPY

                                                            [CHINESE CHARACTERS]

                                DATED 19 MAY 2003

                             MARCONI CORPORATION PLC
                                   as Chargor

                                       and

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                               as Security Trustee

              ----------------------------------------------------

                              G.E.C. SHARES CHARGE

              ----------------------------------------------------

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                                                 CONTENTS

CLAUSE                                                                             PAGE
1.     DEFINITIONS AND INTERPRETATION...........................................     1
2.     CHARGE...................................................................     3
3.     DEPOSIT OF CERTIFICATES and OTHER DOCUMENTS..............................     4
4.     VOTING RIGHTS AND DIVIDENDS..............................................     5
5.     NEGATIVE PLEDGE AND DISPOSALS............................................     6
6.     FURTHER ASSURANCE........................................................     6
7.     POWER OF SALE............................................................     7
8.     RECEIVER.................................................................     7
9.     APPLICATION OF MONEYS....................................................    10
10.    PROTECTION OF PURCHASERS.................................................    10
11.    POWER OF ATTORNEY........................................................    10
12.    EFFECTIVENESS OF SECURITY................................................    11
13.    SUBSEQUENT SECURITY INTERESTS............................................    12
14.    ASSIGNMENT...............................................................    12
15.    NOTICES..................................................................    12
16.    EXPENSES, COSTS AND TAXES................................................    12
17.    PAYMENTS FREE OF DEDUCTION...............................................    13
18.    DISCRETION AND DELEGATION................................................    14
19.    PERPETUITY PERIOD........................................................    14
20.    RELEASE OF SECURITY......................................................    14
21.    GOVERNING LAW............................................................    14
22.    JURISDICTION.............................................................    14
23.    COUNTERPARTS.............................................................    15
SCHEDULE 1 PARTICULARS OF SHARES................................................    16
SCHEDULE 2 FORM OF ACKNOWLEDGEMENT FROM NOMINEE.................................    17
SCHEDULE 3 FORM OF LETTER OF WAIVER AND UNDERTAKING.............................    19
SCHEDULE 4 FORM OF NOTICE TO THE COMPANY AND ACKNOWLEDGEMENT....................    21

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THIS SHARES CHARGE is made on 19 May 2003

BETWEEN

(1) MARCONI CORPORATION PLC, a company incorporated under the laws of England, registered in England and Wales with company number 00067307 (the "CHARGOR"); and

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C. as security trustee for the Secured Creditors on the terms and conditions set out in the Security Trust and Intercreditor Deed (the "SECURITY TRUSTEE" which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, the Security Trust and Intercreditor Deed).

NOW THIS SHARES CHARGE WITNESSES as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Security Trust and Intercreditor Deed shall, unless otherwise defined in this Shares Charge, bear the same meaning when used in this Shares Charge and in addition:

         "CHARGED PORTFOLIO" means the Shares and the Related Assets.

         "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by this Shares Charge or by law.

         "COMPANY" means G.E.C. (Hong Kong) Limited, a company incorporated under the laws of Hong Kong with company number 21763.

         "ENFORCEMENT EVENT" has the meaning given to such term in the Security Trust and Intercreditor Deed.

         "NEW BONDING FACILITY AGREEMENT" means the (pound)50 million committed revolving bonding facility agreement dated 27 March 2003 among Marconi Corporation, Marconi Bonding Limited, HSBC Bank plc as agent and security trustee, the lenders described thereunder and certain other Subsidiaries providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature on behalf of the Chargor and/or any Subsidiary, as such agreement may be amended, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, extensions, supplements or other modifications of the foregoing).

         "RECEIVER" means a receiver or receiver and manager of the whole or any part of the Charged Portfolio.

         "RELATED ASSETS" means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

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         "SECURED OBLIGATIONS" means all present and future indebtedness liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Chargor) at any time of the Chargor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by the Chargor of a payment or discharge, non-allowability, on the grounds of preference,

         and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof between, amongst others, the Security Trustee, the Chargor and other obligors, Law Debenture Trust Company of New York as senior note trustee and JPMorgan Chase Bank as junior note trustee.

         "SHARES" means all of the shares in the share capital of the Company from time to time held by, to the order or on behalf of the Chargor at any time, including those described in Schedule 1 (PARTICULARS OF SHARES).

1.2      INTERPRETATION

         In this Shares Charge:

         1.2.1 the rules of interpretation contained in clause 1.2 (Interpretation) of the Security Trust and Intercreditor Deed shall apply to the construction of this Shares Charge;

         1.2.2 "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this sub-clause 1.2.2,

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                  the definition of "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed;

         1.2.3 any reference to the "SECURITY TRUSTEE", the "CHARGOR" or the "SECURED CREDITORS" shall be construed so as to include its or their (and any subsequent) successors in title and any permitted assignees and transferees in accordance with their respective interests; and

         1.2.4 references in this Shares Charge to any Clause or Schedule shall be to a clause or schedule contained in this Shares Charge.

1.3      HONG KONG

         In this Shares Charge, "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China.

1.4      SECURITY TRUST AND INTERCREDITOR DEED

         The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.5      CONFLICT

         Notwithstanding any provision to the contrary contained herein, the parties agree that this Shares Charge is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2.       CHARGE

2.1 The Chargor charges the Charged Portfolio, as beneficial owner and by way of first fixed charge, in favour of the Security Trustee for the payment and discharge of all of the Secured Obligations.

2.2 The liability of the Chargor under this Shares Charge shall be limited such that neither the obligations of the Chargor under this Shares Charge nor the security constituted by this Shares Charge nor any other provisions of this Shares Charge shall include or extend to secure or guarantee any liability or sum which would, but for this provision, cause this Shares Charge, the security constituted by this Shares Charge or other provisions of this Shares Charge to be unlawful or prohibited by any applicable law (including, for the avoidance of doubt, Section 151 of the Companies Act 1985 of the United Kingdom).

2.3      NO LIABILITY FOR CALLS

         Nothing in this Shares Charge shall be construed as placing on the Security Trustee any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Charged Portfolio or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Chargor shall indemnify the Security Trustee in respect of all calls, instalments or other payments relating to any of the Charged Portfolio and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Charged Portfolio.

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2.4      REPRESENTATION

         The Chargor represents and warrants to the Security Trustee that:

         2.4.1 it and its nominee (specified in Schedule 1 (Particulars of Shares)) are the sole legal owners and it is the beneficial owner of the Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this Shares Charge; and

         2.4.2    the Shares are fully paid up.

3.       DEPOSIT OF CERTIFICATES AND OTHER DOCUMENTS

3.1 The Chargor shall, within 10 Business Days of the date of this Shares Charge, deposit (or procure the deposit of) with or to the order of the Security Trustee or with such Delegate as the Security Trustee may appoint for this purpose:

         (a)      all certificates and other documents of title to the Shares;

         (b) all undated sold notes and instruments of transfer in respect of the Shares (in each case executed in blank by or on behalf of the Chargor or any person acting as its nominee);

         (c) a letter of waiver and undertaking executed by each member of the Company in substantially the form set out in Schedule 3 (Form of Letter of Waiver and Undertaking); and

         (d) an acknowledgment from each person (if any) holding any Shares as the Chargor's nominee in substantially the form set out in
                  Schedule 2 (Form of Acknowledgement from Nominee).

3.2      The Chargor shall:

         (a) within 10 Business Days of the date of this Shares Charge give notice to the Company in substantially the form of the notice set out in Schedule 4 (Form of Notice to the Company and Acknowledgement) and shall procure that the Company shall promptly execute an acknowledgement to such notice in the form of the acknowledgement set out in Schedule 4 (Form of Notice to the Company and Acknowledgement); and

         (b) deliver to the Security Trustee copies of such notice and acknowledgement promptly upon giving or, as the case may be, receipt of the same.

3.3 The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, notify the Security Trustee of that occurrence and procure the delivery to the Security Trustee or to the order of the Security Trustee of:

         (a) all certificates and other documents of title representing such Related Assets; and

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         (b)      all undated sold notes and instruments of transfer (executed in blank by or on behalf of the Chargor or any person acting as its nominee) in respect of such Related Assets.

3.4 The Chargor shall, promptly upon any person (other than the Chargor, the Security Trustee and any nominee of the Security Trustee or any purchaser of any Shares upon enforcement of the security over such Shares created by or pursuant to this Shares Charge) becoming a member of the Company after the date of this Shares Charge, notify the Security Trustee and procure the delivery to the Security Trustee of a letter of waiver and undertaking executed by such person and in substantially the form set out in Schedule 3 (Form of Letter of Waiver and Undertaking).

3.5 If any Share or Related Asset is being held by a person (other than the Chargor) as the Chargor's nominee, the Chargor shall promptly notify the Security Trustee and shall procure that such nominee and each successor thereof shall, as soon as such person becomes the Chargor's nominee, execute and deliver to the Security Trustee an acknowledgement in respect of such Share, or as the case may be, such Related Asset in substantially the form set out in Schedule 2 (Form of Acknowledgement from Nominee).

4.       VOTING RIGHTS AND DIVIDENDS

4.1 Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Chargor shall:

         4.1.1 be entitled to retain all dividends, interest and other monies arising from the Shares; and

         4.1.2 exercise all voting rights in relation to the Shares PROVIDED THAT the Chargor shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

4.2 The Security Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

         (a) exercise (or refrain from exercising) any voting rights in respect of all or any part of the Charged Portfolio;

         (b) apply all dividends, interest and other monies arising from all or any part of the Charged Portfolio in accordance with Clause 9 (Application of Moneys);

         (c) transfer all or any part of the Charged Portfolio into the name of such nominee(s) of the Security Trustee as it shall require;

         (d) give notice to the Company as contemplated under the notice which the Chargor is required to have delivered to the Company pursuant to Clause 3.2(a); and

         (e) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of all or any of the Charged Portfolio, including the right to concur or participate in:

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                  (i)      the reconstruction, amalgamation, sale or other
                           disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of the shares or securities of the Company as a consequence thereof);

                  (ii) the release, modification or variation of any rights or liabilities attaching to the shares or securities of the Company; and

                  (iii) the exercise, renunciation or assignment of any right to subscribe for any shares or securities of the Company,

                  in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.       NEGATIVE PLEDGE AND DISPOSALS

5.1 The Chargor undertakes that it shall not, at any time during the subsistence of this Shares Charge, create or permit to subsist any Security over all or any part of the Charged Portfolio except as not expressly prohibited under the terms of the Indentures.

5.2 The Chargor undertakes that it shall not (and shall not agree to) at any time during the subsistence of this Shares Charge, except as not expressly prohibited under the terms of the Indentures:

         5.2.1 execute any conveyance, disposition, transfer, lease, assignment or assignation of, or other right to use, all or any part of the Charged Portfolio; or

         5.2.2 create any legal or equitable estate or heritable interest or other interest in, or over, or otherwise relating to, all or any part of the Charged Portfolio.

6.       FURTHER ASSURANCE

6.1 The Chargor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

         6.1.1 to perfect the Security created or intended to be created in respect of the Charged Portfolio (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, the Charged Portfolio) or for the exercise of the Collateral Rights; and/or

         6.1.2    to facilitate the realisation of the Charged Portfolio.

6.2 If so requested by the Security Trustee the Chargor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to this Shares Charge.

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7.       POWER OF SALE

7.1 At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on the instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Chargor thereof, the security created by or pursuant to this Shares Charge is immediately enforceable and the Security Trustee may, in its absolute discretion (in the name of the Chargor or otherwise and without further consent or authority from the Chargor), sell or otherwise dispose of all or any part of the Charged Portfolio at the times, in the manner and on the terms it thinks fit. The Security Trustee shall be entitled to apply the proceeds of that sale or other disposal in accordance with Clause 9 (Application of Moneys).

7.2 The restrictions contained in paragraph 11 of the Fourth Schedule to the Conveyancing and Property Ordinance (Cap.219) shall not apply to this Shares Charge or to the exercise by the Security Trustee of its right to consolidate all or any of the security created by or pursuant to this Shares Charge with any other security in existence at any time or to its power of sale, which powers may be exercised by the Security Trustee without notice to the Chargor on or at any time after the occurrence of an Enforcement Event.

8.       RECEIVER

8.1 After the occurrence of an Enforcement Event or if requested to do so by the Chargor, the Security Trustee may by deed or otherwise (acting through an authorised officer of the Security Trustee) without prior notice to the Chargor:

         (a) appoint one or more persons to be a Receiver of the whole or any part of the Charged Portfolio;

         (b) remove (so far as it is lawfully able) any Receiver so appointed; and

         (c) appoint another person(s) as an additional or replacement Receiver(s).

8.2      Each person appointed to be a Receiver pursuant to Clause 8.1 shall be:

         (a) entitled to act individually or together with any other person appointed or substituted as Receiver;

         (b) for all purposes deemed to be the agent of the Chargor, who shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Trustee; and

         (c) entitled to remuneration for his services at a rate to be fixed by the Security Trustee from time to time.

8.3      In addition to the powers of the Security Trustee conferred by Clause
         7.1 (Power of Sale), each Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Chargor) have and be entitled to exercise, in relation to the part of the Charged Portfolio in respect of which

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         he was appointed (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

         (a) all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do (including without limitation the right to concur or participate in any of the matters specified in sub-clauses 4.2(a) to 4.2(c), in each case in such manner and on such terms as such Receiver may think fit, and the proceeds of any such action shall form part of such Charged Portfolio);

         (b) the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to (i) any of the functions, powers, authorities or discretions conferred on or vested in him under this Shares Charge or (ii) the exercise of the Collateral Rights (including without limitation realisation of all or any part of the Charged Portfolio) or (iii) bringing to his hands any assets of the Chargor forming, or which when got in would be, part of the Charged Portfolio; and

         (c)      all the powers conferred on him by general law.

8.4 Without prejudice to the generality of the foregoing, each Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Chargor) have the following powers in relation to the part of the Charged Portfolio (and any assets which, when got in, would be part of such Charged Portfolio) in respect of which he was appointed (and every reference in this Clause 8.4 to the "CHARGED PORTFOLIO" shall be read as a reference to that part of the Charged Portfolio in respect of which such Receiver was appointed):

         (A)      TAKE POSSESSION

                  power to take immediate possession of, collect and get in all or any part of the Charged Portfolio including without limitation all dividends, interests and other monies arising therefrom or accruing thereto (whether accrued before or after the date of his appointment) and without prejudice to the foregoing, to cause to be registered all or any part of the Charged Portfolio in its own name or in the name of its nominee(s) or in the name of any purchaser(s) thereof;

         (B)      PROCEEDINGS AND CLAIMS

                  power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Portfolio or this Shares Charge in the name of the Chargor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

         (C)      DEAL WITH CHARGED PORTFOLIO

                                     - 8 -
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                  power to sell, transfer, convey and/or dispose of all or any part of the Charged Portfolio (in each case with or without consideration) in such manner and on such terms as he thinks fit;

         (D)      VOTING RIGHTS

                  exercise (or refrain from exercising) any or all of the voting rights in respect of the Charged Portfolio or any part thereof in such manner and on such terms as he thinks fit;

         (E)      APPOINTMENT AND REMOVAL OF DIRECTORS

                  complete, date and put into effect any sold note or instrument of transfer and/or any other document(s) delivered pursuant to Clause 3 (Deposit Of Certificates And Other Documents) and to exercise all powers of appointment and/or removal of the directors of the Company attaching to the Charged Portfolio or any part thereof;

         (F)      ACQUISITIONS

                  power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the improvement or realisation of the whole or any part of the Charged Portfolio or otherwise for the benefit of the whole or any part of the Charged Portfolio;

         (G)      REDEMPTION OF SECURITY

                  power to redeem, discharge or compromise any security whether or not having priority to the security constituted by this Shares Charge or any part of it;

         (H)      COVENANTS, GUARANTEES AND INDEMNITIES

                  power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal(s) (if any) of the Chargor; and

         (I)      EXERCISE OF POWERS IN CHARGOR'S NAME

                  power to exercise any of the above powers on behalf of and in the name of the Chargor (notwithstanding any winding-up insolvency or dissolution of the Chargor) or on his own behalf.

8.5 In making any sale or other disposal of all or any part of the Charged Portfolio or any acquisition in the exercise of their respective powers, a Receiver or the Security Trustee may accept or dispose of as, and by way of consideration for, such sale or other disposal or acquisition, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may, if thought expedient by the Receiver or the Security Trustee, be nil or

                                     - 9 -
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         may be payable or receivable in a lump sum or by instalments. Any contract for any such sale, disposal or acquisition by the Receiver or the Security Trustee may contain conditions excluding or restricting the personal liability of the Receiver or the Security Trustee.

9.       APPLICATION OF MONEYS

         All moneys received or recovered by the Security Trustee or any Receiver pursuant to this Shares Charge or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Conveyancing and Property Ordinance (Cap. 219)) be applied first in the payment of the costs, charges and expenses incurred and payments made by the Receiver, the payment of his remuneration and the discharge of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers, and thereafter shall be applied by the Security Trustee (notwithstanding any purported appropriation by the Chargor) in accordance with the Security Trust and Intercreditor Deed.

10.      PROTECTION OF PURCHASERS

10.1 The receipt of the Security Trustee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Portfolio or making any acquisition, the Security Trustee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

10.2 No purchaser or other person dealing with the Security Trustee or any Receiver shall be bound to inquire whether the right of the Security Trustee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Trustee or such Receiver in such dealings.

11.      POWER OF ATTORNEY

11.1 The Chargor hereby by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Ordinance (Cap. 31)) appoints the Security Trustee, each Delegate and any Receiver severally to be its attorney (the "ATTORNEY") and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including without limitation any sold notes and instruments of transfer) and do all things which the Attorney may consider to be required or desirable for:

         (a) carrying out any obligation imposed on the Chargor by this Shares Charge (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Charged Portfolio); and

         (b) enabling the Security Trustee, each Delegate and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Shares Charge or by law (including without limitation, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Portfolio).

11.2 The Chargor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

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11.3     The Chargor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Shares Charge unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

12.      EFFECTIVENESS OF SECURITY

12.1 The security created by or pursuant to this Shares Charge shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Trustee.

12.2 The security created by or pursuant to this Shares Charge and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee or any Secured Creditor may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors over the whole or any part of the Charged Portfolio shall merge into the security constituted by this Shares Charge.

12.3 The security created by or pursuant to this Shares Charge and the Collateral Rights shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person, or the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors or by any variation of the terms of the trust upon which the Security Trustee holds the security or by any other thing which might otherwise prejudice that security or any Collateral Right.

12.4 No failure on the part of the Security Trustee to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

12.5 None of the Security Trustee, each Delegate, any Attorney or any Receiver shall be liable by reason of (a) taking any action permitted by this Shares Charge or (b) any neglect or default in connection with the Charged Portfolio or (c) taking possession of or realising all or any part of the Charged Portfolio, except in the case of negligence or wilful misconduct upon its part.

12.6 If, at any time, any provision of this Shares Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Shares Charge nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Shares Charge is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

13.      SUBSEQUENT SECURITY INTERESTS

         If the Security Trustee (acting in its capacity as trustee or otherwise) or any of the other Secured Creditors at any time receives or is deemed to have received notice of any subsequent Security affecting all or any part of the Charged Portfolio or any assignment or transfer of the Charged Portfolio which is prohibited by the terms of this Shares Charge or the Indentures, all payments thereafter by or on behalf of the Chargor to or on behalf of the Security Trustee (whether in its capacity as trustee or otherwise) or any of the other Secured Creditors shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received such notice.

14.      ASSIGNMENT

         The Security Trustee may assign and transfer all or any of its rights and obligations under this Shares Charge in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Chargor and this Shares Charge as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

15.      NOTICES

         Each communication to be made under this Shares Charge shall be made and delivered in accordance with the provisions of the Secured Trust and Intercreditor Deed.

16.      EXPENSES, COSTS AND TAXES

16.1     EXPENSES

         The Chargor shall, from time to time and promptly on demand by the Security Trustee reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable value-added tax incurred by the Security Trustee and any Delegate (PROVIDED THAT in relation to sub-clause 16.1.1 of this Clause 16.1, such costs and expenses must be properly incurred) in connection with:

         16.1.1 the execution, release and discharge of this Shares Charge and the Security created or intended to be created in respect of the Charged Portfolio and perfection of the Security contemplated in this Shares Charge or in any such documents or forming part of the Security created or intended to be created in respect of the Charged Portfolio;

         16.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Shares Charge;

         16.1.3   the foreclosure of any Charged Portfolio; and

         16.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Charged Portfolio, which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

16.2     STAMP TAXES

         The Chargor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Shares Charge, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Charged Portfolio and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Chargor or any delay by the Chargor in paying any such Taxes or fees.

16.3     CURRENCY INDEMNITY

         If any sum (a "SUM") owing by the Chargor under this Shares Charge or any order or judgment given or made in relation to this Shares Charge has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         16.3.1   making or filing a claim or proof against the Chargor;

         16.3.2   obtaining an order or judgment in any court or other tribunal;

         16.3.3 enforcing any order or judgment given or made in relation to this Shares Charge; or

         16.3.4 applying the Sum in satisfaction of any of the Secured Obligations,

         the Chargor shall indemnify the Security Trustee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Security Trustee at the time of such receipt of such Sum.

17.      PAYMENTS FREE OF DEDUCTION

         All payments to be made to the Security Trustee, any Delegate and/or any Receiver under this Shares Charge shall be made free and clear of and without set-off or deduction for or on account of tax unless the Chargor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

18.      DISCRETION AND DELEGATION

18.1 Any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee or any Receiver may, subject to the terms and conditions of this Shares Charge and the Secured Trust and Intercreditor Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

18.2 Each of the Security Trustee and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Shares Charge (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Trustee or the Receiver itself or any subsequent delegation or revocation thereof.

19.      PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities, if applicable to this Shares Charge, shall be the period of eighty years from the date of the Secured Trust and Intercreditor Deed.

20.      RELEASE OF SECURITY

20.1 The Security Trustee shall, at the cost of the Chargor, release and cancel the security constituted by this Shares Charge over the Charged Portfolio and procure the reassignment to the Chargor of the property and assets assigned (if any) by the Chargor to the Security Trustee pursuant to this Shares Charge (except those which have already been applied by the Security Trustee in accordance with the terms of this Shares Charge) in accordance with the terms and subject to the conditions and circumstances set out in the Secured Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

21.      GOVERNING LAW

         This Shares Charge and all matters arising from or connected with it shall be governed by and construed in accordance with the laws of Hong Kong.

22.      JURISDICTION

22.1     HONG KONG COURTS

         The courts of Hong Kong have exclusive jurisdiction to settle any disputes (a "DISPUTE") arising out of, or connected with this Shares Charge (including a dispute regarding the existence, validity or termination of this Shares Charge or the consequences of its nullity).

22.2     CONVENIENT FORUM

         The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

22.3     EXCLUSIVE JURISDICTION

         This Clause 22 (Jurisdiction) is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 22.1 (Hong Kong Courts), it does not prevent the Security Trustee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Security Trustee may take concurrent proceedings in any number of jurisdictions.

23.      COUNTERPARTS

         This Shares Charge may be executed in any number of counterparts, each of which shall be deemed an original and this has the same effect as if the signatures on the counterparts were on a single copy of this Shares Charge. Any party may enter into this Shares Charge by signing any such counterpart.

IN WITNESS WHEREOF this Shares Charge has been signed on behalf of the Security Trustee and executed as a deed by the Chargor and is intended to be and is hereby delivered by the Chargor as a deed on the date specified above.

                                   SCHEDULE 1

                              PARTICULARS OF SHARES

BENEFICIAL OWNER             SHARES (SHARES OF HK$10.00 EACH       REGISTERED HOLDER
                             IN THE ISSUED CAPITAL OF THE
                             COMPANY)

Marconi Corporation plc                      1                     Marconi Corporation plc

Marconi Corporation plc                      1                     Associated Electrical Industries
                                                                   Holding Limited (as nominee of
                                                                   Marconi Corporation plc)

                                   SCHEDULE 2

                      FORM OF ACKNOWLEDGEMENT FROM NOMINEE

To:      The Law Debenture Trust Corporation p.l.c.

Dear Sirs,

At the request of Marconi Corporation plc (the "CHARGOR"), we hereby:

1. warrant and confirm that we are the registered holder of [insert number and description of relevant shares] in G.E.C. (Hong Kong) Limited (the "SHARE[S]") and are holding the Share[s] as nominee for and on behalf of the Chargor;

2.       acknowledge that the Chargor has, pursuant to a Shares Charge (the
         "SHARES CHARGE") dated     2003 between the Chargor and you as Security
         Trustee, charged the Share[s] in favour of you as security upon the terms and conditions specified therein;

3. undertake that we shall, upon and at all times in accordance with the Shares Charge after the enforcement of the security constituted by the Shares Charge in respect of the Share[s] and being requested by you to do so, hold the Share[s] to your order;

4. undertake that we shall, after the enforcement of the security constituted by the Shares Charge and being requested by you to do so, transfer the legal title in the Share[s] to you (or any other person whom you may nominate) and do all acts and execute all documents as may be necessary and/or as you may require for such purpose; and

5. irrevocably and unconditionally appoint each of you, any Delegate and any Receiver (as defined in the Shares Charge) severally to be our attorney on the terms of Clause 11 of the Shares Charge (mutatis mutandis) as if we were the Chargor, and undertake to execute such further powers of attorney to enable you or such Delegate or Receiver to exercise your or its rights, powers and authorities in relation to the Shares conferred pursuant to the Shares Charge or by law in such form as you may reasonably require from time to time.

Date:

EXECUTED as a DEED                                      )
by                                                      )
acting as attorney-in-fact                              )                 [L.S]
for and on behalf of                                    )
ASSOCIATED ELECTRICAL                                   )
INDUSTRIES HOLDING LIMITED                              )
in the presence of:                                     )

Signature of witness:       __________________
Name of witness:            __________________
Address:                    __________________
                            __________________
Occupation:                 __________________

                                   SCHEDULE 3

                    FORM OF LETTER OF WAIVER AND UNDERTAKING

To:      The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE")

         G.E.C. (Hong Kong) Limited (the "COMPANY")
         [address]

Date:    [date of the Shares Charge]

Dear Sirs,

WAIVER OF RIGHTS OF PRE-EMPTION ON TRANSFER OF SHARES IN THE COMPANY (THE "SHARES") UNDERTAKING IN RELATION TO THE ARTICLES OF ASSOCIATION OF G.E.C. (HONG
KONG) LIMITED (THE "COMPANY")

We, Marconi Corporation plc and Associated Electrical Industries Holding Limited, being all the existing members of the Company, hereby:

(i) after the occurrence of an Enforcement Event (as defined in the Shares Charge dated the same date as this letter made between the Company and the Security Trustee) and at any time thereafter which such Enforcement Event is continuing, waive and undertake to waive any and all rights of pre-emption or other restrictions on transfer of Shares conferred on us under the Articles of Association of the Company (including but not limited to regulation 7 of the Articles of Association) or otherwise by law; and

(ii) undertake not to propose or vote in favour of any resolution to add, delete or amend any provision of the Articles of Association of the Company relating to or in connection with rights of pre-emption or other restrictions on transfer of Shares (including but not limited to provisions relating to pre-emption rights on transfers of Shares or the discretion of directors of the Company to refuse to register any transferee of any Shares in the members' register of the Company).

EXECUTED as a DEED                  )
by                                                     )
acting as attorney-in-fact                             )                  [L.S]
for and on behalf of                                   )
MARCONI CORPORATION PLC                                )
in the presence of:                                    )

Signature of witness:       ___________________
Name of witness:            ___________________
Address:                    ___________________
                            ___________________
Occupation:                 ___________________

EXECUTED as a DEED                  )
by                                                     )
acting as attorney-in-fact                             )                  [L.S]
for and on behalf of                                   )
ASSOCIATED ELECTRICAL INDUSTRIES    )
HOLDING LIMITED in the presence of:                    )

Signature of witness:       ___________________
Name of witness:            ___________________
Address:                    ___________________
                            ___________________
Occupation:                 ___________________

                                   SCHEDULE 4

                FORM OF NOTICE TO THE COMPANY AND ACKNOWLEDGEMENT

To:      G.E.C. (Hong Kong) Limited

From:    Marconi Corporation plc

Date:

Dear Sirs,

We hereby give you notice that pursuant to a Shares Charge dated    2003 between
Marconi Corporation plc as chargor and The Law Debenture Trust Corporation p.l.c. as Security Trustee (as amended and supplemented from time to time, the "SHARES CHARGE"), we have assigned to The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE"), by way of security, all of our right, title, interest and benefit in and to any and all dividends, interest and other monies and distributions receivable by us or our nominee from you ("DISTRIBUTIONS") in respect of the Shares (as defined in the Shares Charge) from time to time.

Without prejudice to the foregoing, we hereby instruct you that with effect from the receipt by you of a notice in writing from the Security Trustee stating that an Enforcement Event (as defined in the Shares Charge) has occurred and until you are notified by the Security Trustee that no Enforcement Event is continuing, you shall pay and deliver any and all Distributions to the Security Trustee (or to such person as the Security Trustee may specify in writing from time to time).

The instructions contained in this letter may not be revoked or varied without the prior written consent of the Security Trustee.

This letter is governed by and shall be construed in accordance with the laws of Hong Kong.

Please acknowledge receipt of and agreement to the terms of this notice by signing the acknowledgement on the enclosed copy of this letter and returning it to the Security Trustee in accordance with the provisions of the Security Trust and Intercreditor Deed.

Yours faithfully,

----------------------------
for and on behalf of
Marconi Corporation plc

                             FORM OF ACKNOWLEDGEMENT

To: The Law Debenture Trust Corporation p.l.c. as Security Trustee (the "SECURITY TRUSTEE") and
         Marconi Corporation plc (the "CHARGOR")

We acknowledge receipt of a notice in the terms set out above from the Chargor and confirm that we have not received notice of any previous assignment or other security of or over any of the right, title, interest and benefit in and to any of the above-mentioned Distributions and that we will comply with instructions of that notice.

We acknowledge and agree that the instructions contained in that notice may not be revoked or varied without the prior written consent of the Security Trustee.

This acknowledgement is governed by and shall be construed in accordance with the laws of Hong Kong.

Date:

----------------------------
for and on behalf of
G.E.C. (Hong Kong) Limited

                                 EXECUTION PAGE

THE CHARGOR

SIGNED, SEALED AND DELIVERED                           )
By M SKELLY                                            )
as lawful attorney for and in the name of              )         M SKELLY [L.S]
MARCONI CORPORATION PLC                                )
in the presence of:                                    )

Signature of witness:       S.J. KNIGHT
Name of witness:            S.J. KNIGHT
Address:                    ALLEN & OVERY
                            ONE NEW CHANGE
                            LONDON EC4M 9QQ
Occupation:                 TRAINEE SOLICITOR

THE SECURITY TRUSTEE

THE LAW DEBENTURE TRUST                                )         R.D. RANCE
CORPORATION P.L.C.                                     )

By: R.D. RANCE